UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PEMSTAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEMSTAR INC.

3535 TECHNOLOGY DRIVE N.W.

ROCHESTER, MN 55901

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

TO BE HELD AUGUST 4, 2005

TO THE SHAREHOLDERS OF PEMSTAR INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Pemstar Inc. (“Pemstar” or the “Company”) will be held at 3535 Technology Drive N.W., Rochester, Minnesota on Thursday, August 4, 2005, at 3:00 p.m. Central Daylight Time, for the purpose of considering and acting upon:

(1)	The election of three Class II directors for terms expiring in 2008 or until their successors are elected;

(2)	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2006; and

(3)	Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on June 20, 2005, are the only persons entitled to notice of and to vote at the meeting.

Your attention is directed to the attached Proxy Statement. Whether or not you plan to be personally present at the meeting, please complete, sign, date and mail the enclosed proxy card as promptly as possible in order to save us further solicitation expense. If you later desire to revoke your proxy, you may do so at any time before it is exercised. Enclosed with the proxy card is an envelope addressed to Pemstar Inc. for which no postage is required if mailed in the United States.

The attached Proxy Statement also contains, for your review, a notice of the proposed settlement of shareholder derivative actions brought on behalf of Pemstar, as the nominal plaintiff, against members of Pemstar’s Board of Directors and Pemstar, as a nominal defendant.

BY ORDER OF THE BOARD OF DIRECTORS

Allen J. Berning
Chief Executive Officer

June 20, 2005

PEMSTAR INC.

3535 Technology Drive N.W.

Rochester, MN 55901

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 4, 2005

This Proxy Statement has been prepared on behalf of the Board of Directors of Pemstar Inc. (“Pemstar” or the “Company”) in connection with the solicitation of proxies for our Annual Meeting of Shareholders to be held on August 4, 2005 (the “Annual Meeting”), and at any and all adjournments of the Annual Meeting. This Proxy Statement and the accompanying form of proxy card will be first mailed to shareholders on or about July 1, 2005.

Shareholders of record on June 20, 2004 are the only persons entitled to vote at the Annual Meeting. As of that date, there were 45,194,881 issued and outstanding shares of our common stock, the only outstanding voting securities of the Company. Each shareholder is entitled to one vote for each share held. There is no cumulative voting.

Under Minnesota law, the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is necessary to approve each item of business, other than the election of directors, properly presented at the meeting of shareholders. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

Shares of common stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted FOR each of the proposals in this Proxy Statement. If a shareholder abstains (or indicates a “withhold vote for” as to directors) from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of any such matter. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to any such matter.

So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Shareholders can vote their shares by completing the enclosed proxy card and mailing it to the Company. A shareholder may revoke a proxy at any time prior to its exercise by giving written notice of revocation to an officer of the Company or by filing a new written appointment of a proxy with an officer of the Company. Unless so revoked, properly executed proxies will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

The attached Proxy Statement also contains, for your review, a notice of the proposed settlement of shareholder derivative actions brought on behalf of Pemstar, as the nominal plaintiff, against members of Pemstar’s Board of Directors and Pemstar, as a nominal defendant.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 31, 2005, certain information with respect to all shareholders known to us to have been beneficial owners of five percent or more of our common stock, and information with respect to our common stock beneficially owned by our directors, our executive officers included in the Summary Compensation Table set forth under the caption “Executive Compensation” below and all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within sixty days of May 31, 2005 (“currently exercisable options”) are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them. As of May 31, 2005, there were 45,194,881 issued and outstanding shares of our common stock.

Name of Beneficial Owner	Number	Percent
5% Shareholders:
Lehman Brothers Holdings Inc. and certain of its affiliates (1) 399 Park Avenue New York, New York 10022	4,959,903	11.0%

Wells Fargo & Company (2) 420 Montgomery Street San Francisco, California 94104	2,347,800	5.2%

Executive Officers and Directors:
Allen J. Berning (3)	1,230,600	2.7%
Robert D. Ahmann (4)	515,868	1.1%
Roy. A. Bauer (5)	173,700	*
Greg S. Lea (6)	140,000	*
Larry R. Degen (7)	38,550	*
Thomas A. Burton (8)	46,250	*
Kenneth E. Hendrickson (9)	156,000	*
Bruce M. Jaffe (10)	45,175	*
Wolf Michel (11)	33,500	*
Michael Odrich (12)	4,959,903	11.0%
Steven E. Snyder (13)	10,000	*
All directors and executive officers as a group (13 persons) (14)	7,459,546	16.1%

*	Shares represent less than 1% of total shares outstanding.

(1)	Shares beneficially owned by Lehman Brothers Holdings Inc. include shares held by the following wholly owned subsidiaries and affiliates of Lehman Brothers Holdings Inc.:

Name	Number of Shares
LB I Group Inc. (“LB I Group”)	2,547,084
Lehman Brothers Venture Capital Partners I, L.P. (“LB VCP I”)	366,906
Lehman Brothers Venture Associates Inc.	613,158
Lehman Brothers Venture GP Partnership L.P.	613,158
Lehman Brothers Venture Partners L.P. (“LB VP”)	613,158
Lehman Brothers 1999 Venture GP Partnership L.P	1,333,332
Lehman Brothers VC Partners L.P. (“LB VCP”)	1,333,332
Lehman Brothers MBG Venture Capital Partners 1998 (A) L.P. (“MBG A”)	87,807
Lehman Brothers MBG Venture Capital Partners 1998 (B) L.P. (“MBG B”)	1,620
Lehman Brothers MBG Venture Capital Partners 1998 (C) L.P. (“MBG C”)	9,996

LB I Group is the actual owner of 2,547,084 shares. LB VCP I is the actual owner of 366,906 shares. LB VP is the actual owner of 613,158 shares. LB VCP is the actual owner of 1,333,332 shares. MBG (A) is the actual owner of 87,807 shares. MBG (B) is the actual owner of 1,620 shares. MBG (C) is the actual owner of 9,996 shares of Common Stock.

Under the rules and regulations of the Securities and Exchange Commission, each other entity listed in the table above is a general partner or direct or indirect corporate parent and may be deemed to be the beneficial owner of the shares reported.

Effective March 15, 2001, LB I Group and LB VCP granted to Pemstar an irrevocable proxy to vote 2,200,000 of the shares of the common stock that they would otherwise be entitled to vote at any meeting of our shareholders, or to give consent in lieu of voting on any matter which is submitted for a vote or consent to our shareholders. The proxy and the powers granted under the proxy are not revocable by the grantors and will remain in effect until automatically terminated when the grantors and their affiliates cease to own on a collective basis 10% or more of our common stock. The proxy will also terminate with respect to any shares that are transferred by the grantors to any person that is not affiliated with the grantors. As a result of this proxy, Lehman Brothers Holdings Inc. has voting power with respect to approximately 6.1% of our common stock. Information for security ownership of Lehman Brothers Holdings Inc. and certain of its affiliates is based on Schedule 13D/A filed by Lehman Brothers Holdings Inc. and certain of its affiliates on November 18, 2003 and a questionnaire completed by one of our directors, Michael Odrich.

(2)	The information for security ownership of the shares referenced in the beneficial ownership table is based on a Schedule 13G filed by Wells Fargo & Company, on January 21, 2005.

(3)	The shares of common stock included in this table include 263,500 shares that can be acquired upon the exercise of currently exercisable options and 200 shares owned by Mr. Berning’s spouse. Mr. Berning disclaims beneficial ownership of the 200 shares owned by his spouse.

(4)	The shares of common stock included in this table include 218,100 shares that can be acquired upon the exercise of currently exercisable options.

(5)	Includes 12,000 shares held in Mr. Bauer’s spouse’s living trust, of which Mr. Bauer is the trustee, and 156,601 shares that can be acquired upon the exercise of currently exercisable options.

(6)	Includes 3,600 shares held by Mr. Lea’s spouse, 10,000 shares held jointly by Mr. Lea and his spouse and 126,400 shares that can be acquired upon the exercise of currently exercisable options.

(7)	Includes 38,550 shares that can be acquired upon the exercise of currently exercisable options.

(8)	Includes 40,250 shares that can be acquired upon the exercise of currently exercisable options.

(9)	Includes 31,700 shares held jointly by Mr. Hendrickson and his spouse, 93,300 shares held in the Hendrickson Family Limited Partnership, 1,000 shares held by Mr. Hendrickson’s spouse as custodian for their grandchildren in uniform gifts to minors accounts, and 30,000 shares that can be acquired upon the exercise of currently exercisable options.

(10)	Includes 39,375 shares that can be acquired upon the exercise of currently exercisable options.

(11)	Includes 20,000 shares that can be acquired upon the exercise of currently exercisable options.

(12)	Mr. Odrich is a Managing Director of Lehman Brothers Inc. and holds other positions with certain of its affiliates and accordingly, may be deemed to have beneficial ownership of Lehman Brothers Inc.’s interest in us. Mr. Odrich disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest, if any. The address of Mr. Odrich is c/o Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022.

(13)	Includes 10,000 shares that can be acquired upon the exercise of currently exercisable options.

(14)	See Notes (3) through (13). Includes an aggregate of 1,052,776 shares issuable upon the exercise of currently exercisable options held by our executive officers and directors.

ELECTION OF DIRECTORS

The number of directors currently serving on our Board of Directors is nine, a majority of whom are independent as that term is defined in Rule 4200(a) of the Nasdaq listing standards. The directors are divided into three classes. The members of each class are elected to serve three-year terms, with the term of office of each class ending in successive years. Thomas A. Burton, Kenneth E. Hendrickson, and Michael Odrich are directors currently in Class II whose terms expire at the 2005 Annual Meeting. The Board of Directors has nominated Messrs. Burton, Hendrickson, Odrich for re-election to the Board at the 2005 Annual Meeting for terms expiring at the annual shareholders’ meeting in 2008 or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).

The Board of Directors recommends that you vote for each of the nominees named above. The affirmative vote of a plurality of the shares of common stock present and entitled to vote at the Annual Meeting is required for the election of the above nominees to the Board of Directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Hendrickson, Burton and Odrich. Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the numbers of votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld. Each of the nominees is currently serving on the Board of Directors. Each nominee has indicated a willingness to serve, but in the unlikely event that the nominees are not candidates for election at the Annual Meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

Information regarding the nominees to the Board of Directors and the other incumbent directors is set forth below.

Name	Age	Nominee or Continuing Director and Term
Thomas A. Burton	70	Director and nominee, with term expiring in 2005
Kenneth E. Hendrickson	64	Director and nominee, with term expiring in 2005
Michael Odrich	41	Director and nominee, with term expiring in 2005
Allen J. Berning	50	Director, with term expiring in 2006
Gregory S. Lea	52	Director, with term expiring in 2006
Wolf Michel	65	Director, with term expiring in 2006
Roy A. Bauer	59	Director, with term expiring in 2007
Bruce M. Jaffe	61	Director, with term expiring in 2007
Steven E. Snyder	50	Director, with term expiring in 2007

Thomas A. Burton has served as a director of Pemstar since January 1995. Mr. Burton has been an independent consultant since 1995. He served on the Minnesota Public Utilities Commission from 1992 to 1997. From 1960 to 1990, he was president and CEO of Waters Instruments, Inc.

Kenneth E. Hendrickson has served as a director of Pemstar since June 2002. Currently, Mr. Hendrickson is the Chairman of the Board for Xiotech Corporation, which designs, manufactures and markets comprehensive networked storage solutions. From March 2003 to December 2003, Mr. Hendrickson served as acting Chief Executive Officer at Xiotech Corporation. He served QLogic as a consultant from August 1, 2000 until August 1, 2001. Mr. Hendrickson was the Chairman and Chief Executive Officer of Ancor Communications from August 1997 until Ancor was acquired by QLogic Corporation on August 1, 2000. Ancor and QLogic design and produce products for storage area networks. Mr. Hendrickson has served in executive positions for Western Digital Corporation, Archive Corporation, Control Data Corporation, and IBM Corporation where he served more than 18 years in a variety of general management, development and manufacturing positions.

Michael Odrich has served as a director of Pemstar since June 2002 and previously, from 1998 until January 2001. Mr. Odrich is a Managing Director and Head of Lehman Brothers’ Private Equity Division, which encompasses the Firm’s Merchant Banking, Venture Capital, Real Estate, Fixed Income-Related and Private Funds Investments activities. He is a member of the Firm’s Management Committee, Investment Committee, Valuation Committee and the Screening Committees of the five asset classes that comprise Lehman Brothers Private Equity. Mr. Odrich joined the Private Equity Division in 1995, with responsibilities including the identification, structuring and execution of merchant banking investments. Also in 1995, he conceived and instituted the Firm’s venture investment program and has led that program since its inception. Prior to joining Private Equity, Mr. Odrich served for three years as assistant to Lehman Brothers’ Chairman and Chief Executive Officer, where he was involved in strategic and financial planning, board of directors matters and merchant banking and investment banking transactions. He joined the Investment Banking Division of Lehman Brothers in 1986, where he spent the majority of his time in the M&A Department. He currently is a director of Regeneration Technologies, Inc. (Nasdaq: RTIX), and a former director of Active Software, Inc. (Nasdaq: WEBM). Mr. Odrich holds an M.B.A. from Columbia University and a B.A. from Stanford University.

Allen J. Berning has served as our Chief Executive Officer, director and Chairman of our Board since the founding of Pemstar in 1994. Prior to founding Pemstar, Mr. Berning was employed by IBM for fifteen years, where he held several engineering and management positions in process engineering, manufacturing, cost engineering and resource planning, including most recently as Operations Manager for IBM’s Rochester Storage Systems facility. Mr. Berning received a B.S.I.E. and an M.B.A. from St. Cloud State University. He served as board member and past chair of the Greater Rochester Area University Center. He is currently serving on the 2005 Olmsted County United Way Campaign Cabinet. In 1999, Mr. Berning received the national Ernst & Young Entrepreneur of the Year Award.

Gregory S. Lea has served as Executive Vice President of Finance and Chief Financial Officer of Pemstar Inc. since 2002. He has served on the Board of Directors of Pemstar since 2001. Mr. Lea retired from Jostens Corporation in 2002, where he held key executive management positions since joining the company in 1995. Previously, Mr. Lea was with IBM for more than 18 years where he held a variety of management positions. Mr. Lea holds a B.S. in accounting/business management from Minnesota State University, Mankato. He is currently serving as a board member for the Greater Rochester Area University Center.

Wolf Michel has served as a director of Pemstar since being appointed by the Pemstar board of directors in May 2003. Mr. Michel has been an independent consultant since 2001. From 1996 to 2001, Mr. Michel held various executive positions with Solectron in Europe. Prior to that, he was with Hewlett Packard for 31 years in a variety of general management, engineering and manufacturing positions in Europe and the United States.

Roy A. Bauer is President and has served in that capacity since December 2004 and is Chief Operating Officer and has served in that capacity since November 2003 and has worked for Pemstar in various capacities since 2001. He has served on the Board of Directors since 2004. Prior to joining Pemstar, Mr. Bauer was employed by IBM for twenty-four years in various positions in manufacturing, product development, and quality management. As Director of WW AS/400 System Quality and Customer Satisfaction, he led the IBM Rochester site in winning the Malcolm Baldrige National Quality Award in 1990. After leaving IBM in 1992, Mr. Bauer authored several books on quality, strategy, managing organizational change, and product development, and consulted with a number of Fortune 100 companies on these topics. He also consulted on information technology operations for the Nagano and Sydney Olympic Games. Mr. Bauer is currently serving on the Board of Directors of the University of Wisconsin Stout Foundation and in May of 2003 was named to the Panel of Judges of the Malcolm Baldrige National Quality Award Program. Mr. Bauer holds a B.S. in Industrial Technology and a Doctorate of Science from the University of Wisconsin – Stout.

Bruce M. Jaffe has served as a director of Pemstar since 2000. Mr. Jaffe is currently Vice President and Chief Financial Officer of LogicVision, Inc., a provider of proprietary technologies for embedded test. Mr. Jaffe was Senior Vice President and Chief Financial Officer of Bell Microproducts Inc., a distributor of storage and computer products from 1997 to 1999. From 1967 to 1996, he was employed by Bell Industries Inc., a distributor of electronic components, where he held several management positions, most recently as president, chief operating officer and a member of the board of directors. From 1965 to 1967, Mr. Jaffe was employed as an accountant by Price Waterhouse. Mr. Jaffe holds a B.S. in Business from the University of Southern California and is a certified public accountant. Mr. Jaffe currently serves on the board of directors of Metron Technology, a supplier of equipment, materials and outsourcing services to the semi-conductor industry; and the Board of Advisors for the University of Southern California School of Business.

Steven E. Snyder has served as a director of Pemstar since May 2004. Mr. Snyder is currently Executive Vice President and Chief Financial Officer of Xiotech Corporation. Mr. Snyder has held this position since February 2003 and served as a consultant to information technology and medical device companies from January 2001 to February 2003. Beginning in October 1997, Mr. Snyder was Chief Financial Officer for Ancor Communications, a position he held until December 2000. Ancor Communications was acquired by QLogic Corporation in August 2000. Ancor and QLogic design and produce products for storage area networks. Prior to joining Ancor, Mr. Snyder worked with Cray Research, a developer and manufacturer of supercomputers, where he served as corporate controller at the time of Cray’s acquisition by SGI Corporation and prior to that he held various financial management positions at Control Data Corporation. He began his career with KPMG LLP. Mr. Snyder is a Certified Public Accountant and holds an MBA degree from the University of Minnesota.

Meetings and Committees of the Board of Directors

During the fiscal year ended March 31, 2005, the Board of Directors held seven (7) meetings and acted one (1) time by written action. Each director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he served. The Board of Directors has an Audit Committee, an Executive Compensation Committee, and Corporate Governance Committee, which includes nominating responsibilities.

The Audit Committee selects our independent registered public accounting firm and reviews the activities and reports of the independent registered public accounting firm and our internal accounting and legal controls. The Audit Committee is composed of Messrs. Burton, Jaffe, Hendrickson and Snyder. All members of our Audit Committee are independent within the meaning of Section 301 of the Sarbanes-Oxley Act and as independence is defined in Rule 4200(a)(15) of the NASD listing standards and Rule 10A – 3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that the Audit Committee includes at least two members (Messrs. Jaffe and Snyder) who are “audit committee financial experts.” During fiscal 2004, the Audit Committee held thirteen (13) meetings. The charter of the Audit Committee is available on our web site at www.pemstar.com.

The Executive Compensation Committee determines the compensation for our executive officers and establishes our compensation policies and practices. The Executive Compensation Committee is composed of Messrs. Burton, Michel and Snyder. All members of our Executive Compensation Committee are independent, as independence is defined in Rule 4200 of the NASD listing standards. During fiscal 2004, the Executive Compensation Committee held four (4) meetings.

The Corporate Governance Committee makes recommendations to the Board of Directors concerning the appropriate size, function and needs of the Board of Directors in accordance with Pemstar’s Corporate Governance Charter, which includes making recommendations to the Board of Directors and shareholders on Director nominees. The Corporate Governance Committee is composed of Messrs. Burton, Jaffe, Hendrickson, Odrich and Michel. All but one member of the Corporate Governance Committee are independent directors as defined in Rule 4200(a) of the NASD listing standards. Mr. Odrich is a Managing Director of Lehman Brothers Inc., which is the beneficial owner of 11.0% of Pemstar common stock and, as such, does not meet the definition of independent director as defined in Rule 4200(a) of the NASD listing standards.

The Corporate Governance Committee held four (4) meetings during fiscal 2004. The charter of the Corporate Governance Committee is available on our web site at www.pemstar.com.

Under the terms of a proposed settlement of shareholder derivative actions, we have agreed to implement a variety of corporate governance policies. See “Notice of Proposed Settlement of Derivative Action” attached hereto as Annex A.

Policy on Director Attendance

The Company has a policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Shareholders. Under the policy, attendance at the Annual Meeting by the directors is expected. One Hundred Percent (100%) of the directors attended the 2004 Annual Meeting of Shareholders.

Nominations

Our Corporate Governance Committee is the standing committee responsible for determining the slate of Director nominees for election by shareholders, which the committee recommends for consideration by the Board of Directors. All Director nominees approved by the Board of Directors and all individuals appointed to fill vacancies created between our annual meetings of shareholders are required to stand for election by our shareholders at the next Annual Meeting of Shareholders.

Our Corporate Governance Committee is not currently utilizing a third party search firm to assist the identification or evaluation of Board member candidates. However, the committee may engage a third party to provide such services in the future, as it deems appropriate at the time in question.

Our Corporate Governance Committee determines the required selection criteria and qualifications of Director nominees based upon the needs of the Company at the time nominees are considered. Minimum criteria for Director nominees are set forth in our Corporate Governance Committee charter. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance and international transactions. The Governance Committee will consider these criteria for nominees identified by the committee, by shareholders, or through some other source. When current Board members are considered for nomination for reelection, the committee also takes into consideration their prior Board of Directors contributions, performance and attendance.

The Corporate Governance Committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Corporate Governance Committee c/o the Corporate Secretary, Pemstar Inc., 3535 Technology Drive, N.W., Rochester, MN 55901: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

The Corporate Governance Committee conducts a process of making preliminary assessments of each proposed nominee based upon their resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and the specific needs of the Company at the time. Based upon a preliminary assessment of the candidates, those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews. On the basis of information learned during the process, the committee determines which nominee to recommend to the Board of Directors to submit for election at the next annual meeting. The Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for Director nominations were submitted to the Corporation Governance Committee by any shareholder in connection with the 2005 Annual Meeting of Shareholders. Any shareholders desiring to present a nomination for consideration by the Corporate Governance Committee prior to our 2006 annual meeting must do so prior to February 20, 2006 in order to provide adequate time to duly consider the nominee.

Communications with Shareholders

The Board of Directors has not implemented a formal process by which our shareholders may send written communications to the Board’s attention. However, any shareholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Board of Directors c/o the Corporate Secretary, Pemstar Inc., 3535 Technology Drive, N.W., Rochester, MN 55901. The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board members specifically addressed in the communications.

Compensation of Directors

We pay our non-employee board members an annual retainer of $10,000, $1,000 for attendance at each board meeting and $500 for attendance at each committee meeting. We also reimburse our non-employee directors for reasonable expenses incurred in serving as a director. All of our non-employee directors are entitled to participate in our stock option plans. The number of options granted to our non-employee directors is determined by our Executive Compensation Committee on an annual basis. In fiscal 2005, among our non-employee directors, Thomas A. Burton, Bruce M. Jaffe, Kenneth E. Hendrickson, Steven E. Snyder and Wolf Michel were each awarded options to purchase 10,000 shares of common stock under our 2000 Stock Option Plan. Michael Odrich has declined all stock option grants and is not being paid an annual retainer.

EXECUTIVE COMPENSATION

2005

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Overview

The Executive Compensation Committee of the Board of Directors (the “Committee”) is responsible for reviewing and establishing overall compensation programs to ensure Pemstar’s ability to attract, retain and motivate qualified executives and directors on a worldwide basis. Pemstar’s executive compensation programs include base salary, short-term incentive compensation and incentive stock option awards. The Committee currently consists of three independent directors, all of whom are appointed by the Board of Directors. The Committee reviews and approves the base salary, short-term incentive compensation and incentive stock option award programs for Pemstar’s Chief Executive Officer and other executive officers. The Committee has the authority to change Pemstar’s compensation programs at any time. From time to time, the Committee may hire experienced outside consultants to analyze and review Pemstar’s compensation programs to confirm that the compensation programs meet the Committee’s stated objectives. Pemstar has a “pay for performance” compensation program designed to motivate and reward executives for attaining financial and strategic objectives essential to Pemstar’s success and continued growth while at the same time allowing Pemstar to attract, retain and motivate high-caliber executives. The Committee’s practice is to establish annual company financial performance targets at the outset of each year, and to pay bonuses based on performance against these pre-established targets and goals. Base salaries for Pemstar’s executive officers are targeted to be generally average in comparison to executive officer salaries paid by other electronics manufacturing service providers with comparable total revenues. Based on fiscal year 2005 financial performance, the Committee is not recommending any adjustments to the Company’s executive base salary and benefit structure. The Company has approved guidelines for employee compensation. Through the short-term incentive compensation program, Pemstar’s executive officers have an opportunity to earn competitive compensation as compared to officers of other electronics manufacturing service providers with comparable total revenues. The Committee periodically reviews national and regional compensation surveys to determine and establish competitive levels of compensation.

Compensation of Executive Officers

Pemstar’s compensation program for its executive officers consists of three basic elements: base salary, short-term incentive compensation and incentive stock option awards.

Base Salary. Base salaries for Pemstar’s executive officers are determined based on company performance and internal job value. Merit increases in base salary are tied to annual performance reviews and are subject to minimum and maximum base salary levels based on comparable compensation for similar executive officer positions at other electronics manufacturing services companies with total revenues comparable to Pemstar’s revenues.

Short-Term Incentive Compensation. With respect to fiscal year 2005, the Committee did not pay any short-term incentive compensation to executive officers because Pemstar did not achieve its target earnings objectives.

In fiscal year 2006, short-term incentive compensation for executive officers will be paid pursuant to a Senior Management Variable Compensation Program. Corporate financial performance targets have been established based on Pemstar’s budget as approved by the Board of Directors. No short-term incentive compensation payments are to be made unless a minimum return on invested capital is met. In addition to the Return on Invested Capital (ROIC) measurement, revenue and gross margin targets may apply based on an individuals’ area of responsibility. There is no variable compensation limit for executive officers and eligible senior management under Pemstar’s short-term incentive compensation program for fiscal year 2006.

Incentive Stock Option Awards. Incentive stock options are granted to executive officers under Pemstar’s stock option plans (the “Plans”). The purpose of the Plans are to attract, retain and motivate executives capable of assuring Pemstar’s future success by affording them an opportunity to acquire an ownership interest in Pemstar and to align executive officer compensation directly with the creation of shareholder value.

When making option grant determinations, the Committee considers the recommendations of the Chief Executive Officer and an ad hoc committee of finance and human resources officers and managers, an individual’s performance, business unit performance and Pemstar’s overall performance. When determining the size of an option grant, the Committee takes into account a number of factors, including individual performance and leadership and the number of options already outstanding or previously granted.

The Committee’s policy is to review each individual’s performance and option position on an annual basis. All of Pemstar’s outstanding stock options were granted at an exercise price equal to the fair market value of Pemstar’s common stock on the date of grant. Options granted under the Plan have a term of ten years and generally vest ratably over a three-year period.

In fiscal year 2005, the Committee awarded certain executive officers options to purchase additional shares of common stock for purposes of hiring, promotion or retention: Greg Lea was granted the option to purchase 50,000 shares; Roy A. Bauer was granted the option to purchase 75,000 shares; John Boutsikaris, Executive Vice President of Sales and Marketing, was granted options to purchase 100,000 shares; and Bruce Borgerding, Vice President, General Counsel & Corporate Secretary, was granted the option to purchase 10,000 shares.

In fiscal year 2005, the Committee approved an annual grant of 10,000 shares be given to each outside member of the Company’s Board of Directors.

Compensation of the Chief Executive Officer

The Chief Executive Officer’s compensation is determined by the Committee in a manner similar to the compensation of the other executive officers.

Base Salary. Each year the Committee thoroughly reviews competitive market data and compares it to the current base salary of the Chief Executive Officer. The market data is selected from compensation surveys that include data from electronics manufacturing services companies with total revenues comparable to Pemstar’s total revenues. In fiscal year 2005, Mr. Berning’s base salary was not increased over his base salary paid in the latter part of fiscal year 2004. The decision not to increase Mr. Berning’s base salary during the fiscal year was based on competitive benchmarking.

Short-Term Incentive Compensation. Mr. Berning did not receive any short-term incentive compensation with respect to fiscal year 2005 because Pemstar did not achieve its target earnings objectives.

Incentive Stock Option Awards. In fiscal year 2005, the Committee did not award Mr. Berning options to purchase additional shares of Pemstar’s common stock.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the corporate deduction for compensation paid to executive officers named in this Proxy Statement to one million dollars, unless the compensation is performance-based. The Committee has considered the potential long-term impact of this tax code provision on the Company and has concluded that it is in the best interests of the Company and its shareholders to attempt to qualify the Company’s incentive stock option awards as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of long-term incentive payments to the extent they might ever be impacted by this legislation. The Company has included provisions in its Plans intended to preserve the full deductibility of certain performance-based compensation under the Code.

Thomas A. Burton Wolf Michel Steven E. Snyder

Members, Executive Compensation Committee

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and noncash compensation for the fiscal years ended March 31, 2005, March 31, 2004 and March 31, 2003 awarded to or earned by our Chief Executive Officer and our four other most highly compensated persons who were executive officers of the Company at any time during the year ended March 31, 2005.

		Annual Compensation (1)		Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Allen J. Berning (3) Chairman of the Board and Chief Executive Officer	2005 2004 2003	295,000 284,231 222,404	— — —	— 75,000 36,000	6,127 6,144 5,656

Greg S. Lea(4) Executive Vice President— Chief Financial Officer	2005 2004 2003	225,000 219,615 102,308	— — —	50,000 50,000 —	— — —

Roy A. Bauer(3) President and Chief Operating Officer	2005 2004 2003	224,808 210,769 144,981	— — —	75,000 50,000 15,000	2,836 2,885 2,472

Robert D. Ahmann Executive Vice President— Business Development	2005 2004 2003	180,000 180,307 158,277	— — —	— 30,000 21,600	5,429 5,336 1,592

Larry R. Degen Vice President— Principal Accounting Officer	2005 2004 2003	150,000 148,462 126,692	— — —	— 15,000 15,000	— — —

(1)	With respect to each of the named executive officers, the aggregate amount of perquisites and other personal benefits, securities or property received was less than either $50,000 or 10% of the total annual salary and bonus reported for such named officer.

(2)	The reported compensation includes our contributions (excluding employee earnings reduction contributions) under our 401(k) Plan.

(3)	On December 15, 2004, Al Berning resigned as our President. Roy A. Bauer was concurrently promoted to President, and named to our Board of Directors. Mr. Bauer continued to serve as Chief Operating Officer. Mr. Berning continued in his role as Chairman of the Board and Chief Executive Officer.

(4)	Mr. Lea joined Pemstar in July of 2002.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding grants of stock options to each of the executive officers named in the Summary Compensation Table during fiscal 2005. The percentage of total options set forth below is based on an aggregate of 651,695 options granted to employees during fiscal 2005. All options were granted with an exercise price equal to the average of the daily high and low trading prices of Pemstar’s common stock on the Nasdaq National Market on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission based on the fair market value of the stock at the time of option grant, and do not represent our estimate or projection of the future stock price.

OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 2005

	Individual Grants
Name	Number of Shares of Common Stock Underlying Options Granted(1)	% of Total Options Granted to Employees in FY 2005	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rate Of Stock Price Appreciation For Option Term
					5%	10%
Allen J. Berning	—	—	$—	—	$—	$—
Greg S. Lea	50,000	8.1	1.68	12/15/2014	52,827	133,874
Roy A. Bauer	75,000	12.2	1.68	12/15/2014	79,241	200,812
Robert D. Ahmann	—	—	—	—	—	—
Larry R. Degen	—	—	—	—	—	—

(1)	Options vest in three equal annual installments commencing on the first anniversary of their grant date.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The table below sets forth the number of shares of common stock acquired upon the exercise of options in the fiscal year ended March 31, 2005 and the value and the number of shares of common stock subject to exercisable and unexercisable options held as of March 31, 2005, by each of the executive officers named in the Summary Compensation Table.

AGGREGATE OPTION EXERCISES IN FISCAL 2005 AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired by Exercise	Value Realized (1)	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In- the-Money Options at Fiscal Year-End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Allen J. Berning	—	—	263,500	—	$—	$—
Greg S. Lea	—	—	123,100	9,900	3,082	1,518
Roy A. Bauer	—	—	156,601	3,300	165	165
Robert D. Ahmann	—	—	218,100	—	—	—
Larry R. Degen	—	—	38,550	4,950	2,312	1,139

(1)	“Value” has been determined based upon the difference between the per share option exercise price and the market value of one share of Pemstar common stock on the day such options were exercised, which is equal to the average of the daily high and low trading prices for our common stock on such dates, multiplied by the number of shares exercised.

(2)	Based on an estimated fair market value of $1.19, which is equal to the average of the daily high and low trading prices for our common stock on March 31, 2005.

Employment Contracts for Executive Officers

We currently do not have employment agreements with any of our executive officers, although the terms of our change of control agreements with executive officers impose limitations on our ability to terminate an executive officer under certain conditions. See “Executive Compensation—Change in Control Arrangements.”

Pension and Retirement Plans

In 1995, we adopted a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. Employees become eligible to participate in the 401(k) plan on the first day of the first month after they become employed by us, at which point we classify them as participants. Employees may elect to reduce their current compensation by not less than 1% nor more than 50% of eligible compensation or the statutorily prescribed annual limit, currently $14,000, and have this reduction contributed to the 401(k) plan. Our Board of Directors may change the minimum and maximum contribution levels, subject to the statutorily prescribed limit. The 401(k) plan permits, but does not require, us to make discretionary matching contributions and discretionary profit sharing contributions to the 401(k) plan on behalf of eligible participants. In 1997, our Board of Directors approved a discretionary matching contribution of up to 3% of an employee’s contributions to the plan. At the direction of each participant, the trustee of the 401(k) plan invests the assets of the 401(k) plan in selected investment options. Contributions by participants or by us to the 401(k) plan and income earned on plan contributions are generally not taxable to the participants until withdrawn, and contributions by us, if any, are generally deductible by us when made. In fiscal 2005, we made $1,202,342 in matching contributions to the plan on behalf of participants.

Change in Control Arrangements

We have entered into change in control arrangements with our executive officers. These agreements are designed to diminish the distractions that could be caused by personal uncertainties and risks associated with changes in control and other significant business combinations involving Pemstar by providing these individuals with assurances regarding their compensation and benefits expectation under such circumstances.

Under these agreements, we agree not to terminate any of these individuals during the six month period prior to a “change in control” involving our company and for the two year period following any change in control. If, during the applicable period, we terminate any individual other than for “cause” or “disability” or the individual terminates his employment for “good reason,” the individual is entitled to receive a severance payment from us in the amount of 220% of the individual’s annual base salary in effect at the time of termination or immediately prior to the change in control, whichever is earlier. We may pay the severance payment in one lump sum or in twenty-four consecutive monthly installments.

Equity Compensation Plan Information

The Company maintains the 1994 Stock Option Plan (the “1994 Plan”), the 1995 Stock Option Plan (the “1995 Plan”), the 1997 Stock Option Plan (the “1997 Plan”), the 1999 Amended and Restated Stock Option Plan (the “1999 Plan”), the 2000 Stock Option Plan (the “2000 Plan”), the 2002 Stock Option Plan (the “2002 Plan”) and the 2000 Employee Stock Purchase Plan, as amended in 2002 and 2003 (the “ESPP”), pursuant to which it may grant equity awards to eligible persons. The 1994 Plan, the 1995 Plan, the 1997 Plan, the 1999 Plan, the 2000 Plan, the 2002 Plan, and the ESPP have all been approved by the shareholders of the Company.

The following table gives information about equity awards under the Company’s 1994 Plan, the 1995 Plan, the 1997 Plan, the 1999 plan, the 2000 Plan, the 2002 Plan, and the ESPP as of March 31, 2005.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders	3,868,114	(1)	$4.64369	708,748	(2)
Equity Compensation plans not approved by security holders	None		—	None

Total	3,868,114		$4.64369	708,748

(1)	15,000 to be issued under the 1994 Plan; 39,000 to be issued under the 1995 Plan; 224,854 to be issued under the 1997 Plan; 1,238,771 to be issued under the 1999 Plan; and 1,208,168 to be issued under the 2000 Plan; and 1,142,321 to be issued under the 2002 Plan.

(2)	None remaining under the 1994, 1995 and 1997 Plans; 195,445 remaining under the 1999 Plan; 229,859 remaining under the 2000 Plan; 283,444 remaining under the 2002 Plan; and 573 remaining under the ESPP.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on Pemstar’s common stock with the cumulative total return on the Nasdaq National Market (U.S. Companies) Index and an index of a group of peer companies selected by Pemstar for the fifty-six (56) month period beginning August 8, 2000 (the date Pemstar’s common stock commenced trading) and ending March 31, 2005 (assuming in each case an investment of $100 on August 8, 2000 and reinvestment of all dividends when paid). The peer group includes Benchmark Electronics, Inc., Celestica Inc., Flextronics, Jabil Circuit Inc., Plexus Corp., Sanmina-SCI, SMTC Corporation and Solectron, each of which, like Pemstar, is a publicly traded provider of advanced electronic manufacturing services. In calculating the cumulative total shareholder return of the peer group, the shareholder returns of the peer group companies are weighted according to the stock market capitalization of the companies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Executive officers, directors and greater than ten percent beneficial owners are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during the fiscal year ended March 31, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for overseeing management’s financial reporting practices and internal controls. The Audit Committee is composed of the following non-employee directors: Bruce M. Jaffe, Chair, Thomas A. Burton, Kenneth E. Hendrickson and Steven E. Snyder. All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee appoints the Company’s independent registered public accounting firm.

Management is responsible for Pemstar’s internal controls and the financial reporting process. Pemstar’s independent registered public accounting firm is responsible for performing an independent audit of Pemstar’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on Pemstar’s financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Pemstar’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Pemstar’s independent registered public accounting firm also provided to the Audit Committee the written disclosure and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm the accounting firm’s independence. The Committee also considered whether non-audit services provided by the independent registered public accounting firm during the last fiscal year were compatible with maintaining the independent registered public accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Pemstar’s annual report on Form 10-K for the fiscal year ended March 31, 2005 filed with the Securities and Exchange Commission.

The Company has at least two audit committee financial experts serving on its audit committee. Messrs. Jaffe and Snyder, both of whom are independent of management, meet the qualifications for this designation under Section 407 of the Sarbanes-Oxley Act of 2002.

Thomas A. Burton
Bruce M. Jaffe
Kenneth E. Hendrickson
Steven E. Snyder

Members of the Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DISCLOSURE

On June 22, 2004, Ernst & Young LLP (“Ernst & Young”) informed the Company that Ernst & Young was to resign as the Company’s independent registered public accounting firm effective upon the completion of the quarterly review of the Company’s fiscal quarter ending June 30, 2004.

The reports of Ernst & Young on the financial statements of the Company for the two fiscal years ended March 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for each of the two fiscal years ended March 31, 2004 and through June 20, 2005, the date of this proxy statement, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in their report on the financial statements for such years.

During the two most recent years and through June 20, 2005, the date of this proxy statement, there have been no reportable events (as outlined in Regulation S-K Item 304(a)(1)(v)).

On August 16, 2004, the Company’s Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Committee Pre-Approval Policies

The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firms in accordance with the rules of the Securities and Exchange Commission. The policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent registered public accounting firms. Before granting any approval, the Audit Committee must receive: (1) a detailed description of the proposed service; (2) a statement from management as to why they believe the independent registered public accounting firms are the best qualified to perform the service; and (3) an estimate of the fees to be incurred. Before granting any approval, the Audit Committee gives due consideration to whether approval of the proposed service will have a detrimental impact on the independent registered public accounting firms’ independence.

Fees

	Grant Thornton LLP		Ernst & Young LLP
Fees Billed or Expected To Be Billed	Fiscal 2005	Fiscal 2004	Fiscal 2005	Fiscal 2004
Audit fees[1]	$1,554,408	$—	$26,350	$1,228,495
Audit related fees[2]	38,189	—	18,050	117,796
Tax fees[3]	4,433	—	298,987	585,613
Other fees	—	—	—	—

[1]	Grant Thornton fiscal 2005 audit fees billed include $910,442 in support of Sarbanes Oxley Act independent registered public accounting firm certification. Ernst & Young fiscal 2005 audit fees include amounts for review of financial statements for the quarter ended June 30, 2004, and its fiscal 2004 audit fees include $314,916 billed in relation to the restatement of fiscal 2004 financial statements performed during fiscal 2005 in connection with the outcome from the investigation of certain accounting discrepancies related to Company’s Guadalajara, Mexico subsidiary.

[2]	Grant Thornton audit-related fees include amounts billed in relation to review of adjustments arising in the restatement of fiscal year 2004 financial statements. Ernst & Young fiscal 2005 audit-related fees are in support of management review of a foreign business opportunity and audits of employee benefit plans, and its fiscal 2004 audit-related fees include amounts related to issuance of a prospectus for the sale of Company common shares, support of the pending shareholder litigation and preliminary efforts related to preparation for Sarbanes Oxley Act certification.

[3]	Grant Thornton tax fees include amounts for preparation of annual filings in one foreign country. Ernst & Young provides domestic outsourcing tax compliance services and assists with various other taxation and taxation planning matters.

The Company’s Audit Committee reviews all requests for non-audit services by Grant Thornton and Ernst & Young prior to their engagement by the Company for such services. The Committee is responsible for approving or denying such requests. One hundred percent of audit related, tax and other services for the current fiscal year, which were provided prior to or during the period of the designation of Grant Thornton and Ernst & Young, respectively, as our independent registered public accounting firm, were approved by the Audit Committee.

The Company’s Audit Committee has considered whether the provision of audit related, tax and other services and the payment of fees for these services is compatible with maintaining Grant Thornton’s independence, and previously, Ernst & Young’s independence, and has determined that such services fees are compatible with maintaining Grant Thornton’s, and previously Ernst & Young’s, independence.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

Grant Thornton has served as our independent registered public accounting firm since August 2004. The Audit Committee appointed Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2006. While it is not required to do so, Pemstar is submitting the selection of Grant Thornton for ratification of the shareholders. If the selection is not ratified, the Audit Committee will reconsider its selection. Ratification of the selection will require the affirmative vote of a majority of the shares of common stock of the Company represented in person or by proxy and entitled to vote at the Annual Meeting. A representative of Grant Thornton will be present at the Annual Meeting, will be afforded an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors and management recommend that you vote for the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

CODE OF ETHICS

The Company has adopted a Business Ethics and Compliance Program for its Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and all other employees. The Company has made its Business Ethics and Compliance Program available on its website (www.pemstar.com) in the “Governance” section. The Company intends to satisfy the disclosure requirement under Item 10 of 8-K regarding an amendment to, or from, a provision of its Business Ethics and Compliance Program by posting such information on its website at the address and location specified above.

PROPOSED SETTLEMENT OF DERIVATIVE ACTION

On August 23, 2002 and October 2, 2002 two different individual shareholders commenced virtually identical shareholder derivative actions against us as nominal defendant and our Board. Those actions have been consolidated in United States District Court for the District of Minnesota, Third Judicial District, County of Olmsted. The derivative action alleges that our Board breached its fiduciary duties by allegedly allowing the violations of the securities to occur.

The District Court has issued preliminary approval for a settlement of the consolidated derivative action. In connection with the proposed settlement, the District Court requires us to provide the notice of the proposed settlement attached as Annex A to our shareholders, and to enhance certain corporate governance policies, as described in Annex B. A hearing on the final approval of the settlement will take place before the District Court on August 18, 2005.

SOLICITATION OF PROXIES

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of the Company’s common stock. Although proxies are being solicited primarily by mail, officers and regular employees of the Company, who will receive no extra compensation for their services, may solicit such proxies by telephone, telegraph, facsimile transmission or in person.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy will vote in accordance with their best judgment as to the best interests of the Company.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Any shareholder proposals to be presented at the Company’s Annual Meeting to be held in 2006 must be received at the principal executive offices of the Company, Pemstar Inc., 3535 Technology Drive N.W., Rochester, MN 55901 by the close of business on February 20, 2006. In connection with any matter to be proposed by a shareholder at the 2006 Annual Meeting, but not proposed for inclusion in the Company’s proxy materials, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by the Company at its principal executive office by May 6, 2006.

Bruce J. Borgerding
Secretary

June 20, 2005

ANNEX A

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

A hearing will be held before the Honorable Jodi L. Williamson, Judge of District Court, on August 18, 2005, at 9:00 a.m., at the Olmsted County Government Center, 151 Fourth Street SE, Rochester, MN 55904, to determine whether the proposed settlement of the alleged derivative claims brought against PEMSTAR and certain individual defendants in Gartmann v. Berning, et al., State of Minnesota District Court, County of Olmsted, File No. 55-C9-03-004363, Schneider v. Berning, et al., State of Minnesota District Court, County of Olmsted, File No. 55-C3-003693, which were consolidated by order of the Court as In re PEMSTAR Inc. Derivative Litigation, State of Minnesota District Court, County of Olmsted, Master File No. 55-C3-03-003693 (the “Actions”), should be approved as fair, reasonable, and adequate, and if approved, to determine whether judgment in the litigation should be rendered according to the terms of the settlement.

The Actions are shareholders’ derivative suits brought by shareholders William S. Gartman and Daniel Schneider on behalf of nominal plaintiff PEMSTAR Inc. (“PEMSTAR”) against defendants Allen J. Berning, Robert R. Murphy, Steve V. Petracca, Marlene Shurson (as a substitute for Karl D. Shurson), Robert D. Ahmann, Hargopal Singh, William B. Leary, Gregory S. Lea, Thomas A. Burton, Bruce M. Jaffe, Kenneth E. Hendrickson, Michael J. Odrich, William Kullback, and PEMSTAR, as a nominal defendant. The Actions arise out of alleged misstatements relating to PEMSTAR’s June 8, 2001, Registration Statement, alleged misstatements regarding PEMSTAR’s financial health, and the filing of a securities action against PEMSTAR and others entitled In re Pemstar, Inc. Securities Litigation, Master File No. 02-1821-DWF/SRN, United States District Court, District of Minnesota (the “Securities Action”). Defendants and PEMSTAR vigorously deny any wrongdoing, deny any misstatements, and believe that the Securities Action is meritless. Defendants deny that any violations of applicable securities laws, federal or state, have occurred, and believe that at all times they acted in good faith and in a manner that they believed to be in the best interests of PEMSTAR and its shareholders.

Cognizant that sustained, expensive, distracting litigation and the risks associated with such litigation would not be in the best interests of PEMSTAR and its shareholders, the parties entered into good faith negotiations to settle the dispute. The respective parties entered into a written Settlement Agreement and General Release effective January 20, 2005. All of the parties believe that the Settlement Agreement represents the best interests of PEMSTAR and its shareholders.

Under the terms of the settlement agreement, PEMSTAR has agreed to implement a variety of corporate governance policies. PEMSTAR’s Board of Directors has, subsequent to and in response to the filing of this lawsuit, added independent Board members and intensively reviewed and enhanced its procedures for financial controls and corporate governance. In addition, PEMSTAR’s insurers have agreed to pay $750,000, if necessary, to reimburse the plaintiffs’ attorneys’ fees and costs in bringing this action, subject to court approval. PEMSTAR has agreed that such an amount (if approved) is fair and reasonable and in the best interests of PEMSTAR and its shareholders.

In return, all of the claims brought in these Actions by plaintiffs, including claims against the Defendants for breach of fiduciary duty, abuse of control, gross mismanagement, and disgorgement of insider trading profits, are dismissed with prejudice and all shareholders of record are barred from any future litigation asserting those or related claims.

This notice is merely a summary of the proposed settlement and does not describe all of the details. For full details of the settlement, you may desire to review the proposed “Settlement Agreement and General Release” that is available on request from counsel for the plaintiffs, whose names and addresses are:

Brian J. Robbins, Esq. Jeffrey P. Fink, Esq. Robbins Umeda & Fink, LLP 610 West Ash Street, Suite 1800 San Diego, CA 92101	John G. Emerson, Jr., Esq. Scott E. Poynter, Esq. Emerson Poynter, LLP 2228 Cottondale Lane, Suite 100 Little Rock, Arkansas 72221-5336

Co-Lead Counsel for Plaintiffs	Co-Lead Counsel for Plaintiffs

As a shareholder of record, you may appear at the hearing for settlement approval, in person or through counsel of your own choice, and show cause, if any, why the proposed settlement should not be approved. However, no one shall be heard or entitled to contest any of the foregoing unless that person: (i) has filed a written request to be heard under the consolidated case entitled In re PEMSTAR Inc. Derivative Litigation, State of Minnesota District Court, County of Olmsted, Master File No. 55-C3-03-003693, with the Clerk of Court at the Olmsted County Government Center, 151 Fourth Street SE, Rochester, MN 55904, on or before August 8, 2005; and (ii) has served by hand delivery or first class mail, postage prepaid, on counsel for the parties at the addresses set forth above as well as counsel for the defendants, Peter W. Carter, Esq., Dorsey & Whitney, Suite 1500, 50 South Sixth Street, Minneapolis, MN 55402-1498, a statement of all objections and all of the grounds or reasons for the objections, any and all affidavits, memoranda of law or other papers or evidence which such person wishes the Court to consider, and a statement as to whether the person intends to appear at the hearing, together with the following information:

a. The name, address, and phone number of the objector and of the objector’s counsel, if any;

b. The number of shares of common stock of PEMSTAR you currently hold. The objector must also provide proof of such ownership in the form of a broker’s confirmation slip, statement of account, or other satisfactory proof of purchase and continued ownership of the common stock.

Any shareholder who does not object in the manner provided for herein shall be deemed to have waived any and all objections and shall forever be barred, in these proceedings, or in any other proceeding, from making any objection to, or otherwise challenging, any settlement of these actions and proceedings, or the Stipulation of Settlement, or any provision thereof, the order and final judgment dismissing this action and proceedings, or the applications and awards of attorneys’ fees and expenses, or any other proceedings in these actions and proceedings. Upon entry of final judgment all shareholders will have fully and finally released any and all claims that were brought, or could have been brought, in the Actions.

2

ANNEX B

CORPORATE GOVERNANCE POLICIES OF PEMSTAR INC.

The following Corporate Governance Policies have been agreed upon in connection with the resolution of Gartmann v. Berning, et al., State of Minnesota District Court, County of Olmsted, File No. 55-C9-03-004363, and Schneider v. Berning, et al., State of Minnesota District Court, County of Olmsted, File No. 55-C3-003693, which were consolidated by order of the Court as In re PEMSTAR Inc. Derivative Litigation, State of Minnesota District Court, County of Olmsted, Master File No. 55-C3-03-003693, as is set forth in the Settlement Agreement in this Action. Subject to the terms of that Agreement, PEMSTAR Inc. (“PEMSTAR” or “Company”) and its Board of Directors (“Board of Directors” or “Board”) agree to adopt and maintain the following policies:

(1) The Board of Directors agrees that it will not reprice any existing officer or director stock options for a period of two years from and after the date of this Agreement;

(2) The Board of Directors agrees for any new stock options issued to officers and directors for a period of one year from and after the date of this Agreement, the option will not be exercisable for twelve months after it is issued for the next 180 days, but this provision will not apply to treatment of the options in the event of a merger, sale of the Company or other similar transaction;

(3) The Board of Directors agrees that, for the next two years, a majority of its directors will be independent directors, as that term is currently defined by the New York Stock Exchange, and that PEMSTAR will continue at all times to comply with any obligations it may have under any applicable statutes or regulations relating to the independence of directors;

(4) The Board of Directors shall designate a Lead Independent Director with the following responsibilities:

(a) To advise the Board chair as to an appropriate schedule for Board of Directors meetings;

(b) To provide the Board chair with input as to the preparation of agendas for Board of Directors and Board committee meetings;

(c) To advise the Board chair as to the appropriate flow of information from management to the Board of Directors necessary for the Board of Directors to effectively and responsibly perform its functions, and specifically to request that certain material be provided to the Board;

(d) To recommend to the Board chair the retention of appropriate consultants to the Board;

(e) To assist the Board and PEMSTAR’s officers in assuring compliance with and implementation of all applicable corporate and securities laws and to be principally responsible for any necessary revisions to PEMSTAR’s governance policies in this area;

(f) To coordinate, develop an agenda for and moderate sessions of the Board’s independent directors and to act as their principal liaison to the Board chair on sensitive issues; and

(g) To evaluate, along with the Compensation Committee and full Board, the performance of PEMSTAR’s Chief Executive Officer (“CEO”), and to meet with the CEO to discuss his performance.

(5) PEMSTAR’s Compensation Committee shall operate as follows:

(a) It shall set annual and long-term performance goals for the Board chair and the CEO, shall meet annually to review their performance against those goals and to make any appropriate adjustments based on achievement of those goals;

(b) It shall meet at least twice a year in executive session without the CEO or the Board chair present;

(c) It shall adopt, with full Board approval, a resolution setting forth the following compensation principles:

(i) Pay for performance and to encourage retention of employees who enhance PEMSTAR performance;

(ii) Promotion of PEMSTAR stock ownership to align the interests of management, directors and stockholders;

(iii) An executive’s recent compensation history, including special arrangements, shall be taken into consideration;

(iv) Cash incentive plans for senior executives will be linked to achievement of financial goals set in advance by the Compensation Committee; and

(v) Annual review of directors’ compensation.

(d) The Compensation Committee shall publish an annual report in PEMSTAR’s Proxy Statement, discussing the principles set forth in subparagraph (c) above and justifying the compensation of the CEO and Chief Financial Officer (“CFO”).

(6) PEMSTAR’s Audit Committee shall operate as follows:

(a) It shall have a charter which includes the following provisions:

(i) Meetings to be held, among other times, prior to the commencement and prior to the completion of the annual audit;

(ii) Each meeting shall include a meeting with appropriate Company management, followed by an executive session with no management present;

(iii) Each meeting shall have a written agenda and written minutes; and

(iv) The Committee shall keep the Board apprised of its activities and of any material findings on a periodic basis.

(b) The Committee’s responsibilities shall include:

(i) Serving as a channel of communication between the external auditor and the Board;

(ii) Reviewing the results of each external audit, including any qualifications in the external auditor’s opinion, and any related management letter;

(iii) Reviewing the Company’s annual financial statements and any significant disputes which have arisen between management and the external auditor in connection with the preparation of those financial statements;

(iv) Meetings with the Company’s independent auditing firm concerning:

(1) The Company’s primary internal control risks and areas of financial reporting weaknesses, and how they can be improved;

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(2) Whether the auditors have noticed any end of the year or unusually large transactions which require further investigation;

(3) The aggressive or conservative nature of the Company’s financial reporting policies; and

(4) Whether the external auditors have had any disagreement with management regarding financial reporting.

(c) The Committee shall have the following additional responsibilities regarding Company management:

(i) Ascertaining from management the Company’s primary business and financial exposure risks;

(ii) Reviewing management’s responses to the recommendations of the external and internal auditors; and

(iii) Meetings with management concerning:

(1) Company budgets and forecasts, and the extent to which current operations are meeting such budgets and forecasts;

(2) Company compliance with internal codes of ethics and other internal procedures; and

(3) Regulatory compliance.

(d) The Committee shall have the following additional responsibilities regarding internal auditors:

(i) Ascertaining the nature of the internal audit plan;

(ii) Ascertaining appropriate staffing levels for the internal audit function;

(iii) Serving as a channel of communication between the internal auditors and the Board; and

(iv) Regular meetings with the internal auditing staff, particularly at year end, concerning:

(1) The strengths and weaknesses of the Company’s internal financial controls;

(2) Efforts to uncover “side deals” or oral, off-the-books transactions, and the result of those efforts;

(3) Large, end-of-year or end-of-quarter transactions which materially affect the Company’s financial results; and

(4) Whether the Company’s financial reporting policies are unusually aggressive.

(7) PEMSTAR’s Corporate Governance Committee shall operate as follows:

(a) It shall meet with each qualified prospective new Board nominee and then shall recommend whether such individual shall be nominated for membership to the Board;

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(b) It shall consist of a minimum of two members, each of whom shall possess domain expertise in governance issues or have substantial leadership experience;

(c) The Committee shall require that each director upon appointment shall complete a course of introduction to the Company, either provided or approved by the Corporate Governance Committee with required appropriate refresher training annually; and

(d) It shall:

(i) Make nominations to serve on the Board or its committees (or as a committee chairman);

(ii) Recommend changes in responsibilities of committees; and

(iii) Oversee all proposed amendments to the Articles, By-Laws, governance guidelines or committee charters; and

(iv) Meet not less than three times per year.

(8) The performance of the Chairman shall be evaluated each year by the Board. Where the Chairman is not sufficiently active or successful in providing meaningful leadership for the Board, he or she shall should be replaced. Therefore, PEMSTAR’s By-Laws should provide for an annual election of the Chairman by secret ballot with a six-year maximum term limit for the Chairman;

(9) So long as the Company remains a publicly-traded company, the Company shall engage an independent auditing firm to perform an annual audit of its financial statements. A written report of the results of each annual audit, including any findings, opinions or recommendations by the independent auditor shall be provided to the CEO, the Chief Operating officer (“COO”), the CFO and the Audit Committee of the Board for review and remedial action, if necessary;

(10) The Company shall require its independent auditing firm to rotate the partner in charge of the audit every five years;

(11) The CEO and CFO shall be responsible for ensuring that the Company’s revenue recognition policy, which conforms to the requirements of Generally Accepted Accounting Principles (“GAAP”) as currently in effect or as amended, is implemented and utilized throughout the Company. The CFO and CEO shall report to the Board on a semi-annual basis regarding the implementation and operation of this policy. The CFO and CEO shall distribute the Company’s revenue recognition policy to each Company employee who records or reviews the recording of revenue. Any questions regarding that policy, or its application, shall be directed to the Company’s CFO, who shall, as appropriate, inform the CEO;

(12) At each regularly scheduled Board meeting following each quarter end, the Company’s CFO (or his or her designee) shall provide a report as to the Company’s financial condition and prospects, including, but not limited to, a discussion of all reasons for material increases in expenses and liabilities, if any, and material decreases in revenues and earnings, if any, management plans for ameliorating or reversing such negative trends and the success or failure of any such plans presented in the past;

(13) The PEMSTAR Board shall adopt a policy prohibiting the extension loans and other credit by the Company to Pemstar officers and/or directors; and

(14) PEMSTAR will maintain an appropriate “Insider Trading” policy regulating the purchase and sale of PEMSTAR stock by any PEMSTAR employees or directors possessing material, non-public information concerning PEMSTAR. The policy will approved by the Corporate Governance Committee and the Board as a whole and shall conform to all applicable legal requirements.

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PEMSTAR INC.

3535 Technology Drive N.W.

Rochester MN 55901

Annual Meeting of Shareholders

August 4, 2005

3:00 p.m. CDT

PEMSTAR INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 1, 2005, revoking all prior proxies, hereby appoints Allen J. Berning and Bruce J. Borgerding, and each of them, with the power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Pemstar Inc. (the “Company”) to be held on August 4, 2005, at 3:00 p.m. Central Daylight Time, and at all adjournments thereof, as specified below on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director named in item 1 and in the discretion of the named proxies on all other matters.

(continued and to be dated and signed on the other side)

Please detach here

1. PROPOSAL TO ELECT THREE CLASS II DIRECTORS

FOR all nominees listed below

(Except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: 01. Kenneth E. Hendrickson 02. Thomas A. Burton 03. Michael Odrich.

Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.

2. RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2006.

FOR

AGAINST

ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box `

Indicate changes below.

Dated:

Signature(s) in Box

Please sign exactly as name appears below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.